United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2007

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 3, 2007, R.R. Donnelley & Sons Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto, with respect to the issuance and sale of $625,000,000 aggregate principal amount of its 5.625% Notes due 2012 and $625,000,000 aggregate principal amount of its 6.125% Notes due 2017 (collectively, the “Notes”). The Notes were registered by the Company under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-139756) (the “Registration Statement”).

The offering of the Notes closed on January 8, 2007. The Notes were issued pursuant to an Indenture, dated as of January 3, 2007 (the “Basic Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 8, 2007 (the “First Supplemental Indenture”), between R.R. Donnelley & Sons Company and LaSalle Bank National Association, as Trustee. The Underwriting Agreement and the First Supplemental Indenture are filed as exhibits to this Current Report on Form 8-K and shall be incorporated by reference into the Registration Statement and any amendments thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement dated January 3, 2007, between R.R. Donnelley & Sons Company and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto.

Exhibit 4.1	First Supplemental Indenture, dated as of January 8, 2007, between R.R. Donnelley & Sons Company and LaSalle Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: January 9, 2007

	By:	/s/ SUZANNE S. BETTMAN
Suzanne S. Bettman
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement dated January 3, 2007, between R.R. Donnelley & Sons Company and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named in Schedule I thereto.

Exhibit 4.1	First Supplemental Indenture, dated as of January 8, 2007, between R.R. Donnelley & Sons Company and LaSalle Bank National Association, as Trustee.